UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2009 (February 10, 2009)

Nortia Capital Partners, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-26843	90-025041
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Hampton View Court Alpharetta, Georgia	30004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 777-6795

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 Material Modification to Rights of Security Holders.

To the extent applicable, the information in Item 8.01 of this Form 8-K is incorporated by reference into this Item 3.03.

ITEM 8.01 Other Events

Nortia Capital Partners, Inc. (the “Company”) has effected a ten-for-one reverse stock split (the “Reverse Split”) of its authorized capital stock and its issued and outstanding common stock, and has changed its trading symbol to NCPI. The Company’s issued and outstanding shares of common stock began trading on a post-reverse split basis under the NCPI trading symbol on February 11, 2009.

As a result of the Reverse Split, there are 3,481,972 outstanding shares of common stock, which represents a decrease from 34,819,721, and the total number of authorized of shares of common stock has been decreased from 50,000,000 to 5,000,000.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Change as filed with the Nevada Secretary of State, effective as of February 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2009

Nortia Capital Partners, Inc.

By: /s/ William J. Bosso
Title: Chief Executive Officer

Exhibit Index

Exhibit	Description
3.1	Certificate of Change as filed with the Nevada Secretary of State, effective as of February 9, 2009.